For Release: August 5, 2021
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the second quarter 2021
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2021 earnings, dated August 5, 2021, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 (the "2020 Annual Report"), and include such risks and uncertainties as:
•risks and uncertainties related to the severity, magnitude, and duration of the coronavirus disease 2019 (“COVID-19”) pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on business, educational, individual, or travel activities intended to slow the spread of the pandemic, and volatility in market conditions resulting from the pandemic, including interest rates, the value of equities, and other financial assets;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contracts accounted for 27 percent of the Company's revenue in 2020, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process (under which awards of new contracts have been made to other service providers), risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, and consumer loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, and consumer loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the general interest rate environment, including the availability of any relevant money market index rate such as LIBOR or the relationship between the relevant money market index rate and the rate at which the Company's assets and liabilities are priced, and changes in the securitization and other financing markets for loans, including adverse changes resulting from unanticipated repayment trends on student loans in the Company's securitization trusts that could accelerate or delay repayment of the associated bonds, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the expected decline over time in FFELP loan interest income due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or proposals to consolidate existing FFELP loans to the Federal Direct Loan Program, otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, or create additional loan forgiveness or broad debt cancellation programs;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to the potential disclosure of confidential loan borrower and other customer information, the potential disruption of the Company's systems or those of third-party vendors or customers, and/or the potential damage to the Company's reputation resulting from cyber-breaches;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company and to ALLO Communications LLC (“ALLO”) from the recapitalization and additional funding for ALLO and the Company’s continuing investment in ALLO, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments, acquisitions, and other activities, such as the completed and additional planned transactions associated with the sale by Wells Fargo of its private education loan portfolio for which the Company was selected as the new servicer (including risks associated with errors that occasionally occur in converting loan servicing portfolio acquisitions to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs resulting from the politicization of student loan servicing, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest income:
Loan interest	$122,005	124,117	146,140	246,123	327,933
Investment interest	11,578	4,986	5,743	16,563	13,141
Total interest income	133,583	129,103	151,883	262,686	341,074
Interest expense:
Interest on bonds and notes payable and bank deposits	49,991	27,773	85,248	77,764	219,366
Net interest income	83,592	101,330	66,635	184,922	121,708
Less provision (negative provision) for loan losses	374	(17,048)	2,999	(16,674)	79,297
Net interest income after provision for loan losses	83,218	118,378	63,636	201,596	42,411
Other income/expense:
Loan servicing and systems revenue	112,094	111,517	111,042	223,611	223,778
Education technology, services, and payment processing revenue	76,702	95,258	59,304	171,960	142,979
Communications revenue	—	—	18,998	—	37,179
Other	22,921	(4,604)	60,127	18,317	68,408
Gain on sale of loans	15,271	—	—	15,271	18,206
Impairment expense and provision for beneficial interests, net	(500)	2,436	(332)	1,936	(34,419)
Derivative settlements, net	(5,374)	(4,304)	5,821	(9,678)	10,058
Derivative market value adjustments, net	(1,615)	38,809	(3,911)	37,194	(24,513)
Total other income/expense	219,499	239,112	251,049	458,611	441,676
Cost of services:
Cost to provide education technology, services, and payment processing services	21,676	27,052	15,376	48,728	38,181
Cost to provide communications services	—	—	5,743	—	11,325
Total cost of services	21,676	27,052	21,119	48,728	49,506
Operating expenses:
Salaries and benefits	118,968	115,791	119,247	234,759	239,125
Depreciation and amortization	20,236	20,184	29,393	40,419	57,041
Other expenses	32,587	36,698	37,052	69,286	80,439
Total operating expenses	171,791	172,673	185,692	344,464	376,605
Income before income taxes	109,250	157,765	107,874	267,015	57,976
Income tax expense	(26,237)	(34,861)	(21,264)	(61,098)	(11,131)
Net income	83,013	122,904	86,610	205,917	46,845
Net loss (income) attributable to noncontrolling interests	854	694	(128)	1,548	(895)
Net income attributable to Nelnet, Inc.	$83,867	123,598	86,482	207,465	45,950
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$2.16	3.20	2.21	5.36	1.16
Weighted average common shares outstanding - basic and diluted	38,741,486	38,603,555	39,203,404	38,672,902	39,579,459

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	June 30, 2021	December 31, 2020	June 30, 2020
Assets:
Loans and accrued interest receivable, net	$20,187,670	20,185,656	20,460,873
Cash, cash equivalents, and investments	1,480,946	1,114,189	517,240
Restricted cash	864,384	837,146	853,775
Goodwill and intangible assets, net	200,556	217,162	223,645
Other assets	295,307	292,007	555,675
Total assets	$23,028,863	22,646,160	22,611,208
Liabilities:
Bonds and notes payable	$19,381,835	19,320,726	19,726,158
Bank deposits	202,841	54,633	—
Other liabilities	615,569	642,452	544,264
Total liabilities	20,200,245	20,017,811	20,270,422
Equity:
Total Nelnet, Inc. shareholders' equity	2,833,800	2,632,042	2,336,796
Noncontrolling interests	(5,182)	(3,693)	3,990
Total equity	2,828,618	2,628,349	2,340,786
Total liabilities and equity	$23,028,863	22,646,160	22,611,208

Overview
The Company is a diverse company with a purpose to serve others and a vision to make customers' dreams possible by delivering customer focused products and services. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses, including, but not limited to, investments in real estate, early-stage and emerging growth companies, and renewable energy.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
GAAP net income attributable to Nelnet, Inc.	$83,867	123,598	86,482	207,465	45,950
Realized and unrealized derivative market value adjustments	1,615	(38,809)	3,911	(37,194)	24,513
Tax effect (a)	(388)	9,314	(939)	8,927	(5,883)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$85,094	94,103	89,454	179,198	64,580

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$2.16	3.20	2.21	5.36	1.16
Realized and unrealized derivative market value adjustments	0.04	(1.01)	0.10	(0.96)	0.62
Tax effect (a)	—	0.25	(0.03)	0.23	(0.15)
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$2.20	2.44	2.28	4.63	1.63

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Results
The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of June 30, 2021, AGM had a $19.3 billion loan portfolio that management anticipates will amortize over the next approximately 20 years and has a weighted average remaining life of 9.5 years. The Company actively works to maximize the amount and timing of cash flows generated by its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
In addition, the Company earns fee-based revenue through the following reportable operating segments:
•Loan Servicing and Systems ("LSS") - referred to as Nelnet Diversified Services ("NDS")
•Education Technology, Services, and Payment Processing ("ETS&PP") - referred to as Nelnet Business Services ("NBS")
Further, the Company earned communications revenue through ALLO, formerly a majority owned subsidiary of the Company prior to a recapitalization of ALLO resulting in the deconsolidation of ALLO from the Company’s financial statements on December 21, 2020. The recapitalization of ALLO was not considered a strategic shift in the Company’s involvement with ALLO, and ALLO’s results of operations, prior to the deconsolidation, are presented by the Company as a reportable operating segment.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation ("FDIC") and for a bank charter from the Utah Department of Financial Institutions ("UDFI") in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet Utah-chartered industrial bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City, Utah. Nelnet Bank’s operations are presented by the Company as a reportable operating segment.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured and other corporate related debt transactions. In addition, the Corporate segment includes direct incremental costs associated with Nelnet Bank prior to the UDFI’s approval for its bank charter and certain shared service and support costs incurred by the Company that will not be reflected in Nelnet Bank’s operating results through 2023 (the bank’s de novo period). Such Nelnet Bank-related costs included in the Corporate segment totaled $1.0 million (pre-tax) and $1.3 million (pre-tax) for the three months ended June 30, 2021 and 2020, respectively, and $1.7 million (pre-tax) and $2.5 million (pre-tax) for the six months ended June 30, 2021 and 2020, respectively.

The information below provides the operating results for each reportable operating segment for the three and six months ended June 30, 2021 and 2020 (dollars in millions).

LSS (a)	ETS&PP	ALLO (b)	AGM (c)	Bank (c)

(a)    Revenue includes intersegment revenue.
(b)    On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(c)    Total revenue includes "net interest income" and "total other income/expense" from the Company's segment statements of income, excluding from AGM the impact from changes in fair values of derivatives. Net income (loss) excludes from AGM changes in fair values of derivatives, net of tax. For information regarding the exclusion of the impact from changes in fair values of derivatives, see "GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments" above.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended June 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$30	210	—	129,965	2,041	1,524	(187)	133,583
Interest expense	23	—	—	48,670	392	1,093	(187)	49,991
Net interest income	7	210	—	81,295	1,649	431	—	83,592
Less provision (negative provision) for loan losses	—	—	—	305	69	—	—	374
Net interest income after provision for loan losses	7	210	—	80,990	1,580	431	—	83,218
Other income/expense:
Loan servicing and systems revenue	112,094	—	—	—	—	—	—	112,094
Intersegment revenue	8,480	3	—	—	—	—	(8,483)	—
Education technology, services, and payment processing revenue	—	76,702	—	—	—	—	—	76,702
Communications revenue	—	—	—	—	—	—	—	—
Other	701	—	—	2,316	4	19,900	—	22,921
Gain on sale of loans	—	—	—	15,271	—	—	—	15,271
Impairment expense and provision for beneficial interests, net	—	—	—	—	—	(500)	—	(500)
Derivative settlements, net	—	—	—	(5,374)	—	—	—	(5,374)
Derivative market value adjustments, net	—	—	—	(1,615)	—	—	—	(1,615)
Total other income/expense	121,275	76,705	—	10,598	4	19,400	(8,483)	219,499
Cost of services:
Cost to provide education technology, services, and payment processing services	—	21,676	—	—	—	—	—	21,676
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	21,676	—	—	—	—	—	21,676
Operating expenses:
Salaries and benefits	68,388	27,094	—	556	1,578	21,351	—	118,968
Depreciation and amortization	7,974	2,956	—	—	—	9,305	—	20,236
Other expenses	13,273	4,437	—	3,567	237	11,074	—	32,587
Intersegment expenses, net	16,134	3,520	—	8,549	37	(19,757)	(8,483)	—
Total operating expenses	105,769	38,007	—	12,672	1,852	21,973	(8,483)	171,791
Income (loss) before income taxes	15,513	17,232	—	78,916	(268)	(2,142)	—	109,250
Income tax (expense) benefit (b)	(3,723)	(4,136)	—	(18,940)	64	497	—	(26,237)
Net income (loss)	11,790	13,096	—	59,976	(204)	(1,645)	—	83,013
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	854	—	854
Net income (loss) attributable to Nelnet, Inc.	$11,790	13,096	—	59,976	(204)	(791)	—	83,867

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(b) Income taxes for the Nelnet Bank operating segment reflect Nelnet Bank's actual tax expense/benefit as allocated and reflected in its Call Report filed with the Federal Deposit Insurance Corporation. Income taxes for all other operating segments are allocated based on 24% of that segment's income before taxes. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

	Three months ended March 31, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$34	263	—	126,402	1,376	1,246	(218)	129,103
Interest expense	23	—	—	26,950	194	824	(218)	27,773
Net interest income	11	263	—	99,452	1,182	422	—	101,330
Less provision (negative provision) for loan losses	—	—	—	(17,470)	422	—	—	(17,048)
Net interest income after provision for loan losses	11	263	—	116,922	760	422	—	118,378
Other income/expense:
Loan servicing and systems revenue	111,517	—	—	—	—	—	—	111,517
Intersegment revenue	8,268	3	—	—	—	—	(8,271)	—
Education technology, services, and payment processing revenue	—	95,258	—	—	—	—	—	95,258
Communications revenue	—	—	—	—	—	—	—	—
Other	1,113	—	—	445	22	(6,184)	—	(4,604)
Gain on sale of loans	—	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	—	—	—	2,436	—	—	—	2,436
Derivative settlements, net	—	—	—	(4,304)	—	—	—	(4,304)
Derivative market value adjustments, net	—	—	—	38,809	—	—	—	38,809
Total other income/expense	120,898	95,261	—	37,386	22	(6,184)	(8,271)	239,112
Cost of services:
Cost to provide education technology, services, and payment processing services	—	27,052	—	—	—	—	—	27,052
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	27,052	—	—	—	—	—	27,052
Operating expenses:
Salaries and benefits	66,458	25,941	—	495	1,488	21,409	—	115,791
Depreciation and amortization	8,192	3,071	—	—	—	8,920	—	20,184
Other expenses	13,285	4,822	—	3,777	545	14,272	—	36,698
Intersegment expenses, net	16,890	3,664	—	8,427	3	(20,713)	(8,271)	—
Total operating expenses	104,825	37,498	—	12,699	2,036	23,888	(8,271)	172,673
Income (loss) before income taxes	16,084	30,974	—	141,609	(1,254)	(29,650)	—	157,765
Income tax (expense) benefit (b)	(3,860)	(7,434)	—	(33,987)	286	10,133	—	(34,861)
Net income (loss)	12,224	23,540	—	107,622	(968)	(19,517)	—	122,904
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	(17)	711	694
Net income (loss) attributable to Nelnet, Inc.	$12,224	23,540	—	107,622	(968)	(19,534)	711	123,598

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(b) Income taxes for the Nelnet Bank operating segment reflect Nelnet Bank's actual tax expense/benefit as allocated and reflected in its Call Report filed with the Federal Deposit Insurance Corporation. Income taxes for all other operating segments are allocated based on 24% of that segment's income before taxes. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

	Three months ended June 30, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications	Asset Generation and Management	Nelnet Bank (a)	Corporate and Other Activities	Eliminations	Total
Total interest income	$52	420	—	150,583	—	1,196	(368)	151,883
Interest expense	28	21	—	84,489	—	1,078	(368)	85,248
Net interest income	24	399	—	66,094	—	118	—	66,635
Less provision (negative provision) for loan losses	—	—	—	2,999	—	—	—	2,999
Net interest income after provision for loan losses	24	399	—	63,095	—	118	—	63,636
Other income/expense:
Loan servicing and systems revenue	111,042	—	—	—	—	—	—	111,042
Intersegment revenue	8,537	3	—	—	—	—	(8,540)	—
Education technology, services, and payment processing revenue	—	59,304	—	—	—	—	—	59,304
Communications revenue	—	—	18,998	—	—	—	—	18,998
Other	1,914	—	392	732	—	57,089	—	60,127
Gain on sale of loans	—	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	—	—	—	—	—	(332)	—	(332)
Derivative settlements, net	—	—	—	5,821	—	—	—	5,821
Derivative market value adjustments, net	—	—	—	(3,911)	—	—	—	(3,911)
Total other income/expense	121,493	59,307	19,390	2,642	—	56,757	(8,540)	251,049
Cost of services:
Cost to provide education technology, services, and payment processing services	—	15,376	—	—	—	—	—	15,376
Cost to provide communications services	—	—	5,743	—	—	—	—	5,743
Total cost of services	—	15,376	5,743	—	—	—	—	21,119
Operating expenses:
Salaries and benefits	68,401	24,522	5,570	421	—	20,334	—	119,247
Depreciation and amortization	9,142	2,362	10,824	—	—	7,065	—	29,393
Other expenses	13,380	2,326	3,774	4,863	—	12,710	—	37,052
Intersegment expenses, net	15,996	3,429	536	9,055	—	(20,476)	(8,540)	—
Total operating expenses	106,919	32,639	20,704	14,339	—	19,633	(8,540)	185,692
Income (loss) before income taxes	14,598	11,691	(7,057)	51,398	—	37,242	—	107,874
Income tax (expense) benefit	(3,504)	(2,806)	1,694	(12,336)	—	(4,312)	—	(21,264)
Net income (loss)	11,094	8,885	(5,363)	39,062	—	32,930	—	86,610
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	(128)	—	(128)
Net income (loss) attributable to Nelnet, Inc.	$11,094	8,885	(5,363)	39,062	—	32,802	—	86,482

(a) Nelnet Bank launched operations on November 2, 2020. Accordingly, there are no operating results for the Nelnet Bank operating segment in the three months ended June 30, 2020.

	Six months ended June 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications (a)	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$63	473	—	256,367	3,418	2,770	(405)	262,686
Interest expense	47	—	—	75,620	586	1,916	(405)	77,764
Net interest income	16	473	—	180,747	2,832	854	—	184,922
Less provision (negative provision) for loan losses	—	—	—	(17,165)	491	—	—	(16,674)
Net interest income after provision for loan losses	16	473	—	197,912	2,341	854	—	201,596
Other income/expense:
Loan servicing and systems revenue	223,611	—	—	—	—	—	—	223,611
Intersegment revenue	16,748	6	—	—	—	—	(16,754)	—
Education technology, services, and payment processing revenue	—	171,960	—	—	—	—	—	171,960
Communications revenue	—	—	—	—	—	—	—	—
Other	1,814	—	—	2,760	26	13,716	—	18,317
Gain on sale of loans	—	—	—	15,271	—	—	—	15,271
Impairment expense and provision for beneficial interests, net	—	—	—	2,436	—	(500)	—	1,936
Derivative settlements, net	—	—	—	(9,678)	—	—	—	(9,678)
Derivative market value adjustments, net	—	—	—	37,194	—	—	—	37,194
Total other income/expense	242,173	171,966	—	47,983	26	13,216	(16,754)	458,611
Cost of services:
Cost to provide education technology, services, and payment processing services	—	48,728	—	—	—	—	—	48,728
Cost to provide communications services	—	—	—	—	—	—	—	—
Total cost of services	—	48,728	—	—	—	—	—	48,728
Operating expenses:
Salaries and benefits	134,846	53,035	—	1,051	3,065	42,761	—	234,759
Depreciation and amortization	16,166	6,027	—	—	—	18,225	—	40,419
Other expenses	26,557	9,259	—	7,344	781	25,346	—	69,286
Intersegment expenses, net	33,024	7,184	—	16,976	40	(40,470)	(16,754)	—
Total operating expenses	210,593	75,505	—	25,371	3,886	45,862	(16,754)	344,464
Income (loss) before income taxes	31,596	48,206	—	220,524	(1,519)	(31,792)	—	267,015
Income tax (expense) benefit (b)	(7,583)	(11,570)	—	(52,926)	351	10,630	—	(61,098)
Net income (loss)	24,013	36,636	—	167,598	(1,168)	(21,162)	—	205,917
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	1,548	—	1,548
Net income (loss) attributable to Nelnet, Inc.	$24,013	36,636	—	167,598	(1,168)	(19,614)	—	207,465

(a) On December 21, 2020, the Company deconsolidated ALLO from the Company’s consolidated financial statements. Accordingly, there are no operating results for the (former) Communications operating segment in 2021.
(b) Income taxes for the Nelnet Bank operating segment reflect Nelnet Bank's actual tax expense/benefit as allocated and reflected in its Call Report filed with the Federal Deposit Insurance Corporation. Income taxes for all other operating segments are allocated based on 24% of that segment's income before taxes. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

	Six months ended June 30, 2020
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Communications	Asset Generation and Management	Nelnet Bank (a)	Corporate and Other Activities	Eliminations	Total
Total interest income	$369	2,411	—	336,509	—	2,751	(967)	341,074
Interest expense	73	38	—	217,737	—	2,485	(967)	219,366
Net interest income	296	2,373	—	118,772	—	266	—	121,708
Less provision (negative provision) for loan losses	—	—	—	79,297	—	—	—	79,297
Net interest income after provision for loan losses	296	2,373	—	39,475	—	266	—	42,411
Other income/expense:
Loan servicing and systems revenue	223,778	—	—	—	—	—	—	223,778
Intersegment revenue	19,591	14	—	—	—	—	(19,605)	—
Education technology, services, and payment processing revenue	—	142,979	—	—	—	—	—	142,979
Communications revenue	—	—	37,179	—	—	—	—	37,179
Other	4,544	—	745	3,947	—	59,172	—	68,408
Gain on sale of loans	—	—	—	18,206	—	—	—	18,206
Impairment expense and provision for beneficial interests, net	—	—	—	(26,303)	—	(8,116)	—	(34,419)
Derivative settlements, net	—	—	—	10,058	—	—	—	10,058
Derivative market value adjustments, net	—	—	—	(24,513)	—	—	—	(24,513)
Total other income/expense	247,913	142,993	37,924	(18,605)	—	51,056	(19,605)	441,676
Cost of services:
Cost to provide education technology, services, and payment processing services	—	38,181	—	—	—	—	—	38,181
Cost to provide communications services	—	—	11,325	—	—	—	—	11,325
Total cost of services	—	38,181	11,325	—	—	—	—	49,506
Operating expenses:
Salaries and benefits	138,894	48,218	10,986	863	—	40,163	—	239,125
Depreciation and amortization	17,990	4,749	21,330	—	—	12,972	—	57,041
Other expenses	30,870	8,418	7,463	8,581	—	25,108	—	80,439
Intersegment expenses, net	32,235	6,756	1,160	20,971	—	(41,517)	(19,605)	—
Total operating expenses	219,989	68,141	40,939	30,415	—	36,726	(19,605)	376,605
Income (loss) before income taxes	28,220	39,044	(14,340)	(9,545)	—	14,596	—	57,976
Income tax (expense) benefit	(6,773)	(9,371)	3,442	2,291	—	(720)	—	(11,131)
Net income (loss)	21,447	29,673	(10,898)	(7,254)	—	13,876	—	46,845
Net loss (income) attributable to noncontrolling interests	—	—	—	—	—	(895)	—	(895)
Net income (loss) attributable to Nelnet, Inc.	$21,447	29,673	(10,898)	(7,254)	—	12,981	—	45,950
(a) Nelnet Bank launched operations on November 2, 2020. Accordingly, there are no operating results for the Nelnet Bank operating segment in the six months ended June 30, 2020.

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three month ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Government servicing - Nelnet	$35,376	34,872	37,360	70,248	76,010
Government servicing - Great Lakes	43,863	43,302	45,213	87,165	91,660
Private education and consumer loan servicing	12,816	8,548	8,196	21,364	16,805
FFELP servicing	4,703	4,670	4,917	9,373	10,531
Software services	7,374	8,454	10,651	15,827	21,969
Outsourced services	7,962	11,671	4,705	19,634	6,803
Loan servicing and systems revenue	$112,094	111,517	111,042	223,611	223,778

Loan Servicing Volumes

	As of
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Servicing volume (dollars in millions):
Nelnet Servicing:
Government	$183,790	185,477	185,315	189,932	191,678	195,875	195,030
FFELP	33,185	32,326	31,392	31,122	30,763	30,084	29,361
Private and consumer	16,033	16,364	16,223	16,267	16,226	21,397	24,758
Great Lakes:
Government	239,980	243,205	243,609	249,723	251,570	257,806	257,420
Total	$472,988	477,372	476,539	487,044	490,237	505,162	506,569

Number of servicing borrowers:
Nelnet Servicing:
Government	5,574,001	5,498,872	5,496,662	5,604,685	5,645,946	5,664,094	5,636,781
FFELP	1,478,703	1,423,286	1,370,007	1,332,908	1,300,677	1,233,461	1,198,863
Private and consumer	682,836	670,702	653,281	649,258	636,136	882,477	1,039,537
Great Lakes:
Government	7,396,657	7,344,509	7,346,691	7,542,679	7,605,984	7,637,270	7,616,270
Total	15,132,197	14,937,369	14,866,641	15,129,530	15,188,743	15,417,302	15,491,451

Number of remote hosted borrowers:	6,433,324	6,354,158	6,264,559	6,251,598	6,555,841	4,307,342	4,338,570

Private Education Loan Servicing
In December of 2020, Wells Fargo announced the sale of its approximately $10.0 billion portfolio of private education student loans representing approximately 445,000 borrowers. In conjunction with the sale, the Company was selected as servicer of the portfolio. During March 2021, approximately 261,000 borrowers were converted to the Company's servicing platform, with the remaining borrowers converted in the second quarter of 2021.

Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Tuition payment plan services	$26,538	29,550	22,947	56,088	54,534
Payment processing	25,008	33,038	21,168	58,046	52,910
Education technology and services	24,733	32,322	14,927	57,055	34,980
Other	423	348	262	771	555
Education technology, services, and payment processing revenue	$76,702	95,258	59,304	171,960	142,979

Other Income/Expense
The following table summarizes the components of "other" in "other income/expense" on the consolidated statements of income:

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Income/gains from investments, net	$15,591	8,498	51,111	24,089	50,085
ALLO preferred return	2,020	2,321	—	4,342	—
Investment advisory services	1,145	2,697	922	3,842	3,724
Income (loss) from ALLO voting membership interest investment (a)	1,094	(22,219)	—	(21,125)	—
Borrower late fee income	744	442	319	1,184	3,506
Management fee revenue	701	1,113	1,914	1,814	4,544
(Loss) income from solar investments	(2,302)	(1,679)	2,040	(3,982)	(799)
Other	3,928	4,223	3,821	8,153	7,348
	$22,921	(4,604)	60,127	18,317	68,408
(a)    The Company accounts for its voting membership interest in ALLO under the Hypothetical Liquidation at Book Value ("HLBV") method of accounting. In the second quarter of 2021, the Company revised its accounting policy to correct an error in its method of accounting for its investment in ALLO and recorded an adjustment to reflect the cumulative net impact on prior periods (since the deconsolidation of ALLO on December 21, 2020) for the correction of this error that resulted in a $14.0 million increase to the Company’s ALLO investment balance and a corresponding pre-tax increase to other income (a $10.6 million after tax, or $0.27 per share, increase to net income). The Company concluded this error had an immaterial impact on 2021 results as well as the results for prior periods.
Assuming ALLO continues its planned growth in existing and new communities, it will continue to invest substantial amounts in property and equipment to build the network and connect customers. The resulting recognition of depreciation and development costs could result in continuing net operating losses by ALLO under GAAP. Applying the HLBV method of accounting, the Company will continue to recognize a significant portion of ALLO’s anticipated losses over the next several years. The Company currently anticipates such losses in the second half of 2021 to approximate the amount of total losses incurred during the first half of 2021.
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
1:3 basis swaps	$(221)	(19)	7,129	(240)	9,242
Interest rate swaps - floor income hedges	(5,153)	(4,285)	(1,308)	(9,438)	816
Total derivative settlements - (expense) income	$(5,374)	(4,304)	5,821	(9,678)	10,058

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	June 30, 2021	December 31, 2020	June 30, 2020
Non-Nelnet Bank:
Federally insured student loans:
Stafford and other	$4,420,716	4,383,000	4,439,492
Consolidation	14,518,148	14,746,173	14,948,379
Total	18,938,864	19,129,173	19,387,871
Private education loans	350,094	320,589	293,218
Consumer loans	42,767	109,346	149,308
Non-Nelnet Bank loans	19,331,725	19,559,108	19,830,397
Nelnet Bank:
Federally insured student loans	97,167	—	—
Private education loans	93,404	17,543	—
Nelnet Bank loans	190,571	17,543	—

Accrued interest receivable	834,989	794,611	856,880
Loan discount, net of unamortized loan premiums and deferred origination costs	(23,896)	(9,908)	(16,959)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(120,802)	(128,590)	(144,829)
Private education loans	(19,403)	(19,529)	(25,535)
Consumer loans	(4,702)	(27,256)	(39,081)
Non-Nelnet Bank allowance for loan losses	(144,907)	(175,375)	(209,445)
Nelnet Bank:
Federally insured loans	(245)	—	—
Private education loans	(567)	(323)	—
Nelnet Bank allowance for loan losses	(812)	(323)	—
	$20,187,670	20,185,656	20,460,873

The Company's total allowance for loan losses of $145.7 million at June 30, 2021 represents reserves equal to 0.6% of the Company's federally insured loans (or 23.7% of the risk sharing component of the loans that is not covered by the federal guaranty), 4.5% of the Company's private education loans, and 11.0% of the Company's consumer loans.

Loan Activity
The following table sets forth the activity of the Company's loan portfolio:

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Beginning balance	$19,109,454	19,576,651	20,605,065	19,576,651	20,798,719
Loan acquisitions - Non-Nelnet Bank:
Federally insured student loans	697,738	64,731	460,513	762,469	809,574
Private education loans	62,538	21,812	33,303	84,349	80,908
Consumer loans	20,924	19,456	22,980	40,380	85,811
Total loan acquisitions - Non-Nelnet Bank	781,200	105,999	516,796	887,198	976,293
Loan originations - Nelnet Bank	21,246	64,909	—	86,155	—
Federally insured student loan acquisitions - Nelnet Bank	99,973	—	—	99,973	—
Repayments, claims, capitalized interest, participations, and other, net	(199,134)	(408,560)	(1,124,686)	(607,693)	(1,437,265)
Consolidation loans lost to external parties	(213,026)	(229,545)	(166,778)	(442,571)	(383,105)
Consumer loans sold	(77,417)	—	—	(77,417)	(124,245)
Ending balance	$19,522,296	19,109,454	19,830,397	19,522,296	19,830,397

The Company has also purchased partial ownership in certain private education, federally insured, and consumer loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to June 30, 2021, the Company’s ownership correlates to approximately $460 million, $495 million and $280 million of private education, federally insured, and consumer loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.
Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Variable loan yield, gross	2.63%	2.71%	3.09%	2.67%	3.55%
Consolidation rebate fees	(0.84)	(0.84)	(0.84)	(0.85)	(0.83)
Discount accretion, net of premium and deferred origination costs amortization	0.01	0.00	0.02	0.01	0.02
Variable loan yield, net	1.80	1.87	2.27	1.83	2.74
Loan cost of funds - interest expense (a)	(1.04)	(1.07)	(1.67)	(1.06)	(2.14)
Loan cost of funds - derivative settlements (b) (c)	(0.01)	(0.00)	0.14	(0.00)	0.09
Variable loan spread	0.75	0.80	0.74	0.77	0.69
Fixed rate floor income, gross	0.78	0.74	0.63	0.76	0.49
Fixed rate floor income - derivative settlements (b) (d)	(0.12)	(0.09)	(0.02)	(0.10)	0.01
Fixed rate floor income, net of settlements on derivatives	0.66	0.65	0.61	0.66	0.50
Core loan spread	1.41%	1.45%	1.35%	1.43%	1.19%

Average balance of AGM's loans	$18,958,042	19,494,002	20,242,054	19,226,022	20,517,906
Average balance of AGM's debt outstanding	18,656,465	19,156,797	20,217,401	18,905,249	20,417,086
(a)    In the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest on bonds and notes payable and bank deposits" in the consolidated statements of income and the impact of this reduction to interest expense was excluded in the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because it believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for additional information on the Company's derivative instruments, including the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Core loan spread	1.41%	1.45%	1.35%	1.43%	1.19%
Derivative settlements (1:3 basis swaps)	0.01	0.00	(0.14)	0.00	(0.09)
Derivative settlements (fixed rate floor income)	0.12	0.09	0.02	0.10	(0.01)
Loan spread	1.54%	1.54%	1.23%	1.53%	1.09%

(c)    Derivative settlements consist of net settlements (paid) received related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements (paid) received related to the Company’s floor income interest rate swaps.
A trend analysis of AGM's core and variable loan spreads is summarized below.

Core and Variable Loan Spreads
Asset / Liability Base Rate Spread (a)
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
Q4 19
Q1 20
Q2 20
Q3 20
Q4 20
Q1 21
Q2 21
1.14%
1.02%
1.35%
1.46%
1.50%
1.45%
1.41%
0.76%
0.62%
0.74%
0.80%
0.85%
0.80%
0.75%
0.12%
0.29%
0.41%
0.14%
0.12%
0.11%
0.11%
Core
Variable
Asset/Liability Base Rate Spread

(a)    The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. This table (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.

The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Fixed rate floor income, gross	$36,639	35,539	31,866	72,178	50,625
Derivative settlements (a)	(5,153)	(4,285)	(1,308)	(9,438)	816
Fixed rate floor income, net	$31,486	31,254	30,558	62,740	51,441
Fixed rate floor income contribution to spread, net	0.66%	0.65%	0.61%	0.66%	0.50%

(a)    Derivative settlements consist of net settlements (paid) received related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of June 30, 2021.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
< 3.0%	2.87%	0.23%	$1,135,956
3.0 - 3.49%	3.19%	0.55%	1,428,781
3.5 - 3.99%	3.65%	1.01%	1,362,618
4.0 - 4.49%	4.20%	1.56%	1,021,626
4.5 - 4.99%	4.71%	2.07%	636,077
5.0 - 5.49%	5.22%	2.58%	426,502
5.5 - 5.99%	5.67%	3.03%	283,883
6.0 - 6.49%	6.19%	3.55%	326,037
6.5 - 6.99%	6.70%	4.06%	320,469
7.0 - 7.49%	7.17%	4.53%	118,328
7.5 - 7.99%	7.71%	5.07%	217,577
8.0 - 8.99%	8.18%	5.54%	512,800
> 9.0%	9.05%	6.41%	194,953
			$7,985,607

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of June 30, 2021, the weighted average estimated variable conversion rate was 1.94% and the short-term interest rate was 10 basis points.
The following table summarizes the outstanding derivative instruments as of June 30, 2021 used by AGM to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2021	$100,000	2.95%
2022	500,000	0.94
2023	900,000	0.62
2024	2,500,000	0.35
2025	500,000	0.35
2026	150,000	0.85
2031	100,000	1.53
	$4,750,000	0.56%

(a)    For all interest rate derivatives, the Company receives discrete three-month LIBOR.